INDEMNIFICATION AGREEMENT

      This Indemnification Agreement (the "Agreement") is entered into effective as of December 30, 2004 (the "Effective Date") by and among Advanced Communication Technologies, Inc., a Florida corporation ("ACT"); THEODORE S. LI ("Li"), and CATHERINE HWA ("Hwa" and together with Li, referred to as "Li") husband and wife residing in California; HUI CYNTHIA LEE ("C. Lee") and JEY HSIN YAO ("Yao" and together with C. Lee, referred to as "Lee"), husband and wife residing in California. Li and Lee will be collectively referred to hereinafter as "Indemnitees" or individually as an "Indemnitee."

                                    RECITALS

      WHEREAS, Indemnitees collectively own 6,454,300 shares (the "Shares") of the common stock, par value $0.001 per share, of Pacific Magtron International Corp., a Nevada corporation ("PMIC");

      WHEREAS, ACT and Indemnitees have entered into a Stock Purchase Agreement, pursuant to which ACT will purchase all of the shares of common stock of PMIC owned by Indemnitees (the "Stock Purchase");

      WHEREAS, Theodore S. Li has entered into an Individual Guaranty (the "Li Guaranty") relating to the Company's $3,500,000 inventory financing facility provided by Textron Financial Corporation (the "Textron Facility"), a true and correct copy of which is attached hereto as Exhibit A;

      WHEREAS, Hui Cynthia Lee has entered into an Individual Guaranty (the "Lee Guaranty") relating to the Textron Facility, a true and correct copy of which is attached hereto as Exhibit B; and

      WHEREAS, it is a condition to the Stock Purchase that the Company and Indemnitees enter into this Agreement effective as of the Effective Date.

                                   AGREEMENTS

      The parties hereto, intending to be legally bound by this Agreement, hereby agree as follows:

      1. Capitalized Terms. All capitalized terms used but not otherwise defined in this Agreement will have the meaning ascribed to such terms in the Stock Purchase Agreement entered into by and between ACT and Indemnitees (the "Purchase Agreement").

      2. Indemnification of Indemnitees.

            (a) General. From and after the Effective Date, the ACT will indemnify Indemnitees as provided in this Section 2. The term "Damages" will mean all liabilities, demands, claims, actions or causes of action, regulatory, legislative, or judicial proceedings or investigations, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses, arising out of, in connection with, or in any manner relating to any such claims.

            (b) Indemnification of Li. ACT hereby agrees to defend, indemnify, save, and keep harmless Li, and their successors and permitted assigns, against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of their respective obligations under the Li Guaranty, including, but not limited to, any Damages arising from or relating to: (i) any breach by the Company or PMIC of, or failure by the Company or PMIC to comply with, any of its covenants or obligations under the Textron Facility;
(ii) the failure to discharge when due any obligation or liability of the Company or PMIC under the Textron Facility, or any claim against Li with respect to any such liability or obligation or alleged liability or obligation; and
(iii) any claims by parties other than the Company or PMIC relating to the Textron Facility to the extent caused by acts or omissions of the Company or PMIC occurring after the Effective Date, including, without limitation, Damages which arise out of the ACT's closing of the Stock Purchase or subsequent operation of PMIC's business.

            (c) Indemnification of Lee. ACT hereby agrees to defend, indemnify, save, and keep harmless Lee, and their successors and permitted assigns, against and from all Damages sustained or incurred by any of them resulting from or arising out of or by virtue of their respective obligations under the Lee Guaranty, including, but not limited to, any Damages arising from or relating to: (i) any breach by the Company or PMIC of, or failure by the Company or PMIC to comply with, any of its covenants or obligations under the Textron Facility;
(ii) the failure to discharge when due any obligation or liability of the Company or PMIC under the Textron Facility, or any claim against Lee with respect to any such liability or obligation or alleged liability or obligation; or (iii) any claims by parties other than the Company or PMIC relating to the Textron Facility to the extent caused by acts or omissions of the Company or PMIC occurring after the Effective Date, including, without limitation, Damages which arise out of the ACT's closing of the Stock Purchase or subsequent operation of PMIC's business.

      3. Selection of Counsel. ACT assumes the defense of any claims for Damages with legal counsel reasonably acceptable to Indemnitees.

      4. Settlement. ACT will not settle any claim in any manner which would impose any obligation on any Indemnitee, without such Indemnitee's prior written consent.

      5. Enforcement.

            (a) In any action for indemnification, the burden of proving that indemnification is not required under this Agreement will be on the Company.

            (b) In the event that any action is instituted under this Agreement, or to enforce or interpret any of the terms or conditions of this Agreement, the prevailing party will be entitled to recover from, and have paid by, the other party all court and arbitrator's costs and expenses, including reasonable counsel fees, incurred by the prevailing party with respect to such action.

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

      6. Severability. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to require the Company to do or to fail to do any act which is in violation of applicable law, such provision will be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement will be enforceable in accordance with their terms.

      7. Choice of Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of California.

      8. Continuation of Indemnification. All agreements and obligations of the Company contained herein will continue during the period that the Li Guaranty and the Lee Guaranty are effective, as the case may be, and will continue thereafter so long as Indemnitees will be subject to any possible claims for Damages under such agreements.

      9. Subrogation. In the event of payment by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of each Indemnitee, who will execute all documents and take all actions reasonably requested by the Company to implement such right of subrogation.

      10. Successors and Assigns. This Agreement will be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and (ii) will be binding on and inure to the benefit of the heirs, personal representatives and estate of each Indemnitee. In the event that the Company or any of its assets is sold or in the event that Company is merged with any other entity, the Company will insure that a term and condition of the sale or merger will be that all of Company's obligations under this Agreement will be assumed by the buyer or successor.

      11. Amendment. No amendment, modification, termination or cancellation of this Agreement will be effective unless made in writing signed by each of the parties hereto.

      12. Authorization and Approval. The Company confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it under this Agreement to induce Indemnitees to agree to the Stock Purchase, and acknowledges that Indemnitees are relying upon the full enforcement and binding nature of this Agreement in continuing in finalizing such transaction.


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

      IN WITNESS WHEREOF, the Company and Indemnitees have executed this Agreement as of the Effective Date.


                                     INDEMNITEES:


                                     /s/ Hui Cynthia Lee
                                     -------------------------------------------
                                     HUI CYNTHIA LEE, an individual


                                     /s/ Jey Hsin Yao
                                     -------------------------------------------
                                     JEY HSIN YAO, an individual


                                     /s/ Theodore S. Li
                                     -------------------------------------------
                                     THEODORE S. LI, an individual


                                     /s/ Catherine Hwa
                                     -------------------------------------------
                                     CATHERINE HWA, an individual


                                     THE COMPANY:


                                     Advanced Communication Technologies, Inc., a Florida corporation

                                     By: /s/ Wayne I. Danson
                                         ---------------------------------------
                                            Wayne I. Danson, President


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

                                    EXHIBIT A



                                   Li Guaranty



                                   (Attached)

                                    EXHIBIT B



                                  Lee Guaranty



                                   (Attached)